EXHIBIT 99.1

MediaTel Corporation (Delaware)

(A Wholly-Owned Subsidiary of Captaris, Inc.)

Financial Statements

INDEPENDENT AUDITORS’ REPORT

To the Shareholder of MediaTel Corporation (Delaware):

We have audited the accompanying balance sheet of MediaTel Corporation (Delaware) (the “Company”) as of December 31, 2002, and the related statements of operations, changes in shareholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of MediaTel Corporation (Delaware) as of December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

San Francisco, California

November 7, 2003

MEDIATEL CORPORATION (Delaware)

(A Wholly-Owned Subsidiary of Captaris, Inc.)

BALANCE SHEETS

DECEMBER 31, 2002 AND JUNE 30, 2003 (Unaudited)

	December 31, 2002	June 30, 2003
		(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,505,211	$5,471,171
Accounts receivable, less allowance of $445,490 and $358,479	2,894,670	3,297,837
Prepaid expenses and other	223,376	312,662
Deferred income taxes	455,965	495,085

Total current assets	8,079,222	9,576,755

INTERCOMPANY RECEIVABLES	12,448,456	12,197,092

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, Net	2,287,344	2,183,010

DEFERRED INCOME TAXES	88,615	19,671

TOTAL ASSETS	$22,903,637	$23,976,528

LIABILITIES AND SHAREHOLDER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,339,864	$1,413,503
Income taxes payable	1,796,480	2,410,499
Other accrued liabilities	1,145,994	869,417

Total current liabilities	4,282,338	4,693,419

COMMITMENTS AND CONTINGENCIES (Notes 4 and 5)

SHAREHOLDER’S EQUITY:
Common stock, par value $.01 per share, 100 shares authorized and outstanding	2,643,148	2,643,148
Retained earnings	15,978,151	16,639,961

Total shareholder’s equity	18,621,299	19,283,109

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$22,903,637	$23,976,528

See the accompanying notes to the financial statements.

MEDIATEL CORPORATION (Delaware)

(A Wholly-Owned subsidiary of Captaris, Inc.)

STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2002 AND

SIX MONTHS ENDED JUNE 30, 2003 (Unaudited) and 2002 (Unaudited)

	December 31, 2002	June 30, 2003	June 30, 2002
		(Unaudited)	(Unaudited)
REVENUE	$23,213,021	$11,864,795	$11,723,438

COST OF REVENUE: (exclusive of depreciation shown separately below)	7,437,679	3,913,289	3,732,048

GROSS PROFIT	15,775,342	7,951,506	7,991,390

OPERATING EXPENSES:
Research and development	1,518,406	822,264	787,839
Sales and marketing	6,817,348	3,440,609	3,497,443
General and administrative	2,320,571	1,937,996	1,465,439
Depreciation	1,542,882	640,930	793,088

Total operating expenses	12,199,207	6,841,799	6,543,809

OPERATING INCOME	3,576,135	1,109,707	1,447,581

INTEREST INCOME	23,760	4,462	13,851

INCOME BEFORE INCOME TAX EXPENSE	3,599,895	1,114,169	1,461,432

INCOME TAX EXPENSE	1,443,384	452,359	705,210

NET INCOME	$2,156,511	$661,810	$756,222

See the accompanying notes to financial statements.

MEDIATEL CORPORATION (Delaware)

(A Wholly-Owned Subsidiary of Captaris, Inc.)

STATEMENTS OF SHAREHOLDER’S EQUITY

DECEMBER 31, 2002 AND

JUNE 30, 2003 (Unaudited)

	Common Stock		Retained Earnings	Total Shareholder’s Equity
	Shares	Amount

BALANCE, JANUARY 1, 2002	100	$2,643,148	$13,821,640	$16,464,788

Net income	—	—	2,156,511	2,156,511

BALANCE, DECEMBER 31, 2002	100	2,643,148	15,978,151	18,621,299

Net income (unaudited)	—	—	661,810	661,810

BALANCE, JUNE 30, 2003 (unaudited)	100	$2,643,148	$16,639,961	$19,283,109

See the accompanying notes to financial statements.

MEDIATEL CORPORATION (Delaware)

(A Wholly-Owned subsidiary of Captaris, Inc.)

STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2002 AND

SIX MONTHS ENDED JUNE 30, 2003 (Unaudited) and 2002 (Unaudited)

	December 31, 2002	June 30, 2003	June 30, 2002
		(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,156,511	$661,810	$756,222
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,542,882	640,930	793,088
Deferred income taxes	185,436	(29,824)	—
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable, net	93,409	(403,167)	(754,453)
Prepaid expenses and other assets	(110,306)	(89,286)	(73,837)
Accounts payable	1,973,307	747,306	99,402
Other accrued liabilities	251,575	(276,577)	463,110

Net cash provided by operating activities	6,092,814	1,251,192	1,283,532

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of equipment and leasehold improvements	(1,484,141)	(536,596)	(627,133)

CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES:
Intercompany receivables	(5,668,257)	251,364	(1,249,893)

NET (DECREASE) INCREASE IN CASH	(1,059,584)	965,960	(593,494)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,564,795	4,505,211	5,564,795

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,505,211	$5,471,171	$4,971,301

See the accompanying notes to financial statements.

MEDIATEL CORPORATION

(A Wholly-Owned Subsidiary of Captaris, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Basis of Presentation—MediaTel Corporation (Delaware) (the “Company”), a wholly-owned subsidiary of Captaris, Inc., (“Captaris”), was incorporated in Delaware in April 1999. MediaLinq offers a full suite of flexible, cost-effective outsource services providing business information delivery solutions that integrate, process and automate the flow of messages, data and documents. These services address the electronic document (e-document) and fax delivery, email and fax broadcasting services, and transaction messaging and are distributed to customers nationwide.

Accounting Principles—The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates—The preparation of the Company’s financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents—The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Equipment and Leasehold Improvements—Equipment is recorded at cost less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets, ranging from three to seven years. Leasehold improvements are amortized over the lesser of their estimated useful lives or the term of the lease.

Long-Lived Assets—The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, on January 1, 2002. Pursuant to SFAS No. 144, management tests long-lived assets to be held and used for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable.

Fair Value of Financial Instruments—Financial instruments consist primarily of cash and cash equivalents, accounts receivable, and accounts payable. The carrying amount of financial instruments on the balance sheets approximates the fair value of such instruments due to their liquidity.

Revenue Recognition—Revenue is recognized when the services have been performed, and collectibility is reasonably assured.

Research and development costs are expensed as incurred. The Company has not capitalized any software development costs, as technological feasibility is not generally established until substantially all development is complete.

Income Taxes—The Company accounts for income taxes using the asset and liability method. Under this method, deferred income taxes are recorded for the temporary differences between the financial reporting basis and tax basis of our assets and liabilities. These deferred taxes are measured using the provisions of currently enacted tax laws. The Company will establish a valuation allowance unless it is more likely than not that it will generate sufficient taxable income to allow for the realization of our deferred net tax asset.

2.	NEW ACCOUNTING PRONOUNCEMENTS

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Correction, which, among other technical changes, eliminates the classification of extinguishment of debt as an extraordinary item. This statement will be effective for fiscal years beginning after May 15, 2002. The Company does not expect the adoption of SFAS No. 145 to have a material effect on our financial position or results of operations.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption of SFAS No. 146 to have a material effect on our financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. The standard provides additional transition methods for entities adopting the provisions to expense the fair value of stock options under SFAS No. 123, Accounting for Stock-Based Compensation, and requires additional disclosure for entities that utilize SFAS No. 123 or Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees (“APB 25”). The provisions of this standard are effective for fiscal years ending after December 15, 2002. As the Company is not adopting the fair value provisions of SFAS No. 123, the impact of SFAS No. 148 is enhanced disclosure regarding stock-based compensation.

In November 2002 the FASB issued Interpretation No. (“FIN”) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. FIN 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee. The disclosure provisions of FIN 45 are effective for financial statements of periods ending after December 15, 2002. Additionally, the recognition of a guarantor’s obligation should be applied on a prospective basis to guarantees issued after December 31, 2002. The Company does not believe that the recognition provisions of FIN 45 will have a material effect on its financial statements.

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity to be by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company believes adoption of FIN 46 will not have a material impact on its financial statements as the Company has no such entities.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The clarification provisions of this statement require that contracts with comparable characteristics be accounted for similarly. This statement is effective for any new derivative instruments we enter into after June 20, 2003. Implementation of this statement is not anticipated to have a significant on the Company’s financial position or results of operations.

In October 2002, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue No. 02-17, Recognition of Customer Relationship Intangible Assets Acquired in a Business Combination, which gave clarifying guidance for determination of the separability from goodwill of certain customer relationships and the fair value thereof. This guidance is applicable for all business combinations consummated after October 25, 2002 and is not expected to have a material effect on the Company’s financial statements.

In November 2002, the EITF reached a consensus on EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. This Issue addresses certain aspects of the accounting by a company for arrangements under which it will perform multiple revenue-generating activities. In applying this Issue, generally, separate contracts with the same customer that are entered into at or near the same time are presumed to have been negotiated as a package and should, therefore, be evaluated as a single contractual arrangement. This Issue also addresses how contract consideration should be measured and allocated to the separate deliverables in the arrangement. This Issue is applicable to revenue arrangements entered into beginning in 2004. The Company believes that the provisions of EITF No. 00-21 will not have a material impact on its financial statements.

3.	EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements consist of the following:

	December 31,	June 30,
	2002	2003
Computers and other equipment	$11,877,401	$12,404,563
Leasehold improvements	575,954	585,388

Total	12,453,355	12,989,951

Less accumulated depreciation	(10,166,011)	(10,806,941)

Equipment and leasehold improvements, net	$2,287,344	$2,183,010

4.	COMMITMENTS

Leases—The Company leases its office space under non-cancelable operating leases. Rent expense under the non-cancelable leases for the year ended December 31, 2002, six-months ended June 30, 2003 and six-months ended June 30, 2002 were $851,729, $430,913 and $430,669 respectively. Future minimum lease payments under non-cancelable operating leases are as follows:

2003	$754,251
2004	703,501
2005	366,128
2006	248,778

Total	$2,072,658

5.	LEGAL PROCEEDINGS

From time to time, various inquiries, potential claims and charges and litigation (collectively “Claims”) are made, asserted or commenced by or against the Company, principally arising from or related to contractual relations. We believe that any such Claims currently pending individually and in the aggregate, will not have any material adverse effect on the Company’s financial position or results of operations, although no assurance can be made in this regard.

6.	RETIREMENT SAVINGS PLAN

Captaris offers a 401(k) profit-sharing plan to substantially all of its employees, including the Company’s employees. Captaris contributions are determined annually and are at the discretion of the Board of Directors. Cash contributions made to the plan and allocated to the Company for the year ended December 31, 2002, the six-months ended June 30, 2003 and the six-months ended June 30, 2002 were $93,117, $0, and $55,647 respectively.

7.	RELATED PARTY TRANSACTIONS

Captaris allocates to the Company a share of its general corporate expenses. This allocation is based upon a formula which includes costs and expenses. For the year ended December 31, 2002, the six-months ended June 30, 2003 and the six-months ended June 30, 2002, expenses of $309,204, $708,219 and $291,293, respectively, were allocated and are classified as general and administrative expenses in the Statement of Operations.

8.	INCOME TAXES

The difference between the provision for income taxes and the statutory tax rate applied to income before income tax expense is due to certain expenses not being deductible for tax purposes.

The following is reconciliation from the U.S. statutory rate to the effective tax rate:

	December 31, 2002		June 30, 2003		June 30, 2002
	Amount	%	Amount	%	Amount	%
Tax at statutory rate	$1,223,964	34.00%	$378,817	34.00%	$595,928	34.00%
State income taxes, net of federal benefit	211,407	5.87	66,293	5.95	103,290	5.89
Others	8,013	0.23	7,249	0.65	5,992	0.34

Income tax expense	$1,443,384	40.10%	$452,359	40.60%	$705,210	40.23%

Income tax expense and cash paid for income taxes are as follows:

	Year Ended December 31,	Period Ended June 30,
	2002	2003	2002
Current	$1,255,701	$424,848	$814,067
Deferred	187,683	27,511	(108,857)

Total income tax expense	$1,443,384	$452,359	$705,210

Deferred taxes result from temporary differences relating to items that are expensed for financial reporting, but are not currently deductible for income tax purposes.

Significant components of the Company’s deferred tax assets and income tax receivable as of December 31, 2002 and June 30, 2003 are as follows:

	December 31,	June 30,
	2002	2003
Deferred tax assets (liabilities):
Current:
Accrued vacation	$103,767	$29,691
Accrued liabilities	86,212	37,487
Accounts payable	164,027	275,854
Allowance for doubtful accounts	190,848	153,572
Deferred compensation	(90,861)	28,731
State taxes	(40,920)	(36,677)
Other	42,892	6,427

	455,965	495,085
Noncurrent:
Depreciation	88,615	19,671

Total deferred tax assets	$544,580	$514,756

9.	CONCENTRATION OF CREDIT RISK AND SALES

The Company achieves broad U.S. market coverage for its services primarily through its own offices and through a network of agents and resellers. For the years ended December 31, 2000, 2001 and 2002, no customer represented more than 10% of the Company’s net sales. The Company performs ongoing credit evaluations of its customers’ financial conditions and, generally, no collateral is required.

10.	SUBSEQUENT EVENTS

On September 15, 2003, Captaris entered into an agreement to sell substantially all of the assets of the Company to Xpedite Systems, Inc. for $15,355,728 million subject to a post-closing net working capital adjustment, plus the assumption of certain liabilities.